UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 21, 2015

CSI Compressco LP
(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3809 S. FM 1788
Midland, Texas 79706
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (432) 296-5977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 21, 2015, Compressco Field Services, L.L.C., the sole shareholder of CSI Compressco GP, Inc. (the “General Partner”), elected a slate of individuals together constituting the entire Board of Directors (the “Board”) of the General Partner, which is the sole general partner of CSI Compressco LP (the “Partnership”). The slate of directors (which took effect on September 21, 2015) includes (i) the following existing members of the Board: Stuart M. Brightman, Paul D. Coombs, D. Frank Harrison, Timothy A. Knox, James R. Larson, and, William D. Sullivan and (ii) the following new member of the Board: Joseph Elkhoury. Ronald J. Foster, who has served as a director since October 2008, was not reelected to the Board. Mr. Foster continues to serve as the Senior Vice President and Chief Marketing Officer of the General Partner.

The current compositions of the Audit and Conflicts Committees of the Board are as follows:

Audit Committee        Conflicts Committee
James R. Larson        James R. Larson
D. Frank Harrison        D. Frank Harrison
William D. Sullivan

Mr. Elkhoury, age 45, has served as the Senior Vice President and Chief Operating Officer of TETRA Technologies, Inc. (“TETRA”) since June 2014. Prior to his employment by TETRA, Mr. Elkhoury served within the Schlumberger Limited organization for twenty years, most recently as vice president and general manager of Schlumberger’s microseismic services from October 2012 until June 2014. Schlumberger Limited is a supplier of technology, integrated project management, and information solutions to oil and gas exploration and production industries worldwide. From December 2010 until September 2012, Mr. Elkhoury served as Schlumberger’s vice president of information solutions in North America, and from December 2009 until December 2010, vice president of production services. From 1994 until November 2009, Mr. Elkhoury held numerous other management positions with Schlumberger, serving in operating and administrative areas such as marketing and communications, global supply chain and procurement, area operations support, geomarket operations, training, and wireline engineering. Mr. Elkhoury received his B.E.E. degree in Electrical Engineering from the American University of Beirut in Lebanon.

As an employee of TETRA, Mr. Elkhoury will not receive any compensation for his duties performed as a member of the Board of Directors. At this time, it is not contemplated that Mr. Elkhoury will be appointed to any committee of the Board of Directors. There are no arrangements or understandings between Mr. Elkhoury and any other person pursuant to which he was appointed as a director.

Mr. Elkhoury will be indemnified by the General Partner pursuant to the Certificate of Incorporation and Bylaws of the General Partner and by the Partnership pursuant to the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, (the “Partnership Agreement”) for actions associated with being a director. In addition, the Partnership has also entered into an Indemnification Agreement with Mr. Elkhoury dated September 21, 2015, which provides for indemnification to the fullest extent permitted under the Partnership Agreement and Delaware law. The Indemnification Agreement provides for indemnification of expenses, liabilities, judgments, fines and amounts paid in settlement in connection with proceedings brought against Mr. Elkhoury as a result of his service as a director. The Indemnification Agreement is the same form the Partnership offers to its directors and executive officers and a copy of the form of the Indemnification Agreement is filed as Exhibit 10.5 to the Partnership’s Registration Statement on Form S-1/A (Registration No. 333-155260) filed on May 27, 2011 and incorporated in this Item 5.02 by reference.

For relationships among the Partnership, the General Partner, TETRA and its affiliates, please read Item 13 “Certain Relationships and Related Transactions, and Director Independence,” which is incorporated herein by reference to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP
By:	CSI Compressco GP Inc., Its general partner
By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel
Date: September 24, 2015

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